Exhibit 99.1

Lument Finance Trust Reports Second Quarter 2026 Results and Announces Reverse Stock Split

NEW YORK, August 13, 2026 /PRNewswire/ — Lument Finance Trust, Inc. (NYSE: LFT) (“we”, “LFT” or “the Company”) today reported its second quarter results and also announced that its Board of Directors has unanimously approved a 1-for-10 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”).

Second Quarter 2026 Results

GAAP net loss attributable to common shareholders for the second quarter was $9.2 million, or $0.18 per share of common stock. Distributable Loss for the second quarter was $5.3 million, or $0.10 per share of common stock. The Company has also issued a detailed presentation of its results, which can be viewed at lumentfinancetrust.com.

Reverse Stock Split

The Reverse Stock Split is being implemented in order to regain compliance with applicable New York Stock Exchange listing requirements and support an efficient public trading market for the Company's common stock.

The Reverse Stock Split is expected to become effective at 5:00 pm Eastern Time on September 9, 2026 (the "Effective Time"). Accordingly, at the Effective Time, every ten issued and outstanding shares of the Company’s common stock will be converted into one share of common stock. The Company's common stock is expected to begin trading on a split-adjusted basis on the New York Stock Exchange at the opening of trading on September 10, 2026 (the first trading day after the Effective Time), under the existing ticker symbol "LFT", with a new CUSIP number: 55025L306.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder's percentage ownership interest in the Company, except with respect to the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. The Reverse Stock Split is expected to reduce the number of issued and outstanding shares of the Company's common stock from approximately 52.5 million shares to approximately 5.3 million shares.

Stockholders holding shares in book-entry form or through a bank, broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take any action in connection with the Reverse Stock Split. The Company reserves the right to abandon or delay the Reverse Stock Split and will inform stockholders of any changes to its plans.

For the benefit of its investors, the Company has also posted a Reverse Stock Split FAQ document on the Investor Relations page of its website.

Conference Call and Webcast Information

The Company will also host a conference call on Friday, August 14, 2026, at 8:30 a.m. ET to provide a business update and discuss the financial results for the second quarter of 2026. The conference call may be accessed by dialing 1-800-836-8184 (U.S.) or 1-646-357-8785 (international). Note: there is no passcode; please ask the operator to be joined into the Lument Finance Trust call. A live webcast, on a listen-only basis, is also available and can be accessed through the URL:

https://app.webinar.net/nok7BevLPR1

For those unable to listen to the live broadcast, a recorded replay will be available for on-demand viewing approximately one hour after the end of the event through the Company’s website lumentfinancetrust.com and by telephone dial-in. The replay call-in number is 1-888-660-6345 (U.S.) or 1-646-517-4150 (international) with passcode 70381.

Non-GAAP Financial Measures

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting distributable earnings, which constitutes a non-GAAP financial measure within the meaning of Item 10(e) of Regulation S-K and is net income under GAAP. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing our results, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. The methods of calculating non-GAAP financial measures may differ substantially from similarly titled measures used by other companies. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Distributable Earnings

Distributable Earnings or Loss is a non-GAAP measure, which we define as GAAP net income (loss) attributable to holders of common stock computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for that applicable reporting period, regardless of whether such items are included in other comprehensive income (loss) or net income (loss), and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions with the Company’s Board of Directors and approved by a majority of the Company’s independent directors. Distributable Earnings mirrors how we calculate “Core Earnings” pursuant to the terms of our management agreement with our manager, Lument Investment Management, LLC (“Manager”), for purposes of calculating the incentive fee payable to our Manager.

While Distributable Earnings excludes the impact of any unrealized provisions for credit losses, any loan losses are charged off and realized through Distributable Earnings when deemed non-recoverable.  Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosures, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flows from operating activities determined in accordance with GAAP.  We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common stock as historically, over time, Distributable Earnings has been a strong indicator of our dividends per share of common stock.  As a REIT, we generally must distribute annually at least 90% of our taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock.  Furthermore, Distributable Earnings help us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations and is a performance metric we consider when declaring our dividends.

Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs.

GAAP to Distributable Earnings Reconciliation

Three Months Ended
June 30, 2026
Reconciliation of GAAP to non-GAAP Information
Net Income attributable to common shareholders	$(9,197,948)
Adjustments for non-Distributable Earnings
Realized (loss) on commercial mortgage loans	(1,841,615)
Realized (loss) on sale of real estate owned	(3,267,833)
Unrealized loss on mortgage servicing rights	17,268
Provision for credit losses	8,625,695
Depreciation of real estate owned	390,272
Subtotal	3,923,787
Other Adjustments
Adjustment for income taxes	(10,745)
Subtotal	(10,745)

Distributable Earnings	$(5,284,906)

Weighted average shares outstanding - Basic and Diluted	52,459,976
Distributable Earnings per weighted share outstanding - Basic and Diluted	$(0.10)

About LFT

LFT is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments. The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets.

LFT is externally managed and advised by Lument Investment Management LLC, a Delaware limited liability company.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s website at sec.gov, the Company website at lumentfinancetrust.com, or by directing requests to: Lument Finance Trust, 230 Park Avenue, 20th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. You can identify forward-looking statements by use of words such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “will,” “seek,” “would,” “could,” or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and should consider carefully the factors described in Part I, Item IA “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, which is available on the SEC’s website at sec.gov, and in the Company’s other current or periodic filings with the SEC, when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Except as required by applicable law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

James Briggs
Chief Financial Officer
(212) 521-6323
james.briggs@lument.com

Media Contact:
Tyler Howard
Associate Director
(513) 403-1911
tyler.howard@lument.com

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